Exhibit 99.1

Confidential	Page 1	10/20/2008
ILLUMINA REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2008
Third Quarter Revenue Increases 54% over Prior Year and 7% Sequentially
San Diego, Calif, October 21, 2008 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of 2008.
For the third quarter of 2008, Illumina reported revenue of $150.3 million, a 54% increase over the $97.5 million reported in the third quarter of 2007 and a 7% increase over revenue of $140.2 million in the second quarter of 2008. This represents the Company’s 29th consecutive quarter of revenue growth. During the third quarter, the Company completed its acquisition of Avantome, Inc. As part of the acquisition, the Company recorded a charge of $24.7 million associated with acquired in-process research and development. As a result, the Company recorded a GAAP net loss of $7.3 million, or ($0.06) per basic and diluted share, compared to net income of $14.5 million, or $0.12 per diluted share in the comparable period of 2007. Also included in the GAAP net loss were non-cash charges of $12.7 million in stock compensation expense, $2.7 million associated with the amortization of intangible assets and $0.6 million of accrued contingent compensation associated with the acquisition of Avantome, Inc. Excluding the impact of these specified items, and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis for the third quarter of 2008 was $28.6 million, or $0.22 per diluted share, compared to $19.9 million, or $0.17 per diluted share, for the third quarter of 2007.
Gross margin in the third quarter of 2008 was 62.0% compared to 61.3% in the comparable period of 2007. Non-GAAP gross margin was 64.6% for the third quarter of 2008 compared to 63.1% in the prior year period. Non-GAAP gross margin for the third quarter and the prior year period excludes the effect of the amortization of intangible assets and non-cash charges associated with stock compensation.
Research and development (R&D) expenses for the third quarter of 2008 were $27.6 million compared to $19.8 million in the third quarter of 2007. R&D expenses include $3.5 million and $2.6 million of non-cash stock compensation expense in the third

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quarter of 2008 and 2007, respectively, as well as $0.6 million of accrued contingent compensation associated with the Avantome acquisition completed during the third quarter of 2008. Excluding these charges, R&D expenses as a percentage of revenues were 15.6% compared to 17.6% in the prior year period.
Selling, general and administrative (SG&A) expenses for the quarter were $39.4 million compared to $24.3 million for the third quarter of 2007. SG&A expenses include $8.0 million and $4.9 million of non-cash stock compensation expense in the third quarter of 2008 and 2007, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 20.9% compared to 19.9% in the prior year period.
The Company generated $27.3 million in cash flow from operations during the third quarter of 2008 compared to $5.3 million in the comparable quarter of 2007. Depreciation and amortization expenses were $7.2 million and capital expenditures were $15.3 million during the quarter. The Company ended the quarter with $701.2 million in cash and investments compared to $356.1 million as of June 29, 2008.
Highlights since our last earnings release:
•	Received orders for six Genome Analyzers following the close of the quarter from researchers across multiple departments at the Max Planck Institute (MPI), bringing the total number of Illumina sequencing instruments at MPI sites to eight. Researchers in the MPI Department of Vertebrate Genomics are running experiments for the 1,000 Genomes Project and researchers in the MPI Department of Evolutionary Anthropology are using the additional Genome Analyzers to study both gene structure and gene expression in humans and apes as well as DNA from archaeological and paleontological specimens.
•	Shipped four Genome Analyzers to the Genome Institute of Singapore, a flagship institution of Singapore and one of the top research centers in the world, taking its total installed base to six Genome Analyzers. The Genome Analyzers will be used in a variety of projects, including the construction of transcriptional networks linked to cancer and stem cells.
•	Completed the acquisition of Avantome, Inc., a company developing a low cost, long-read, next generation sequencing technology. In conjunction with the close of the acquisition, Illumina appointed Mostafa Ronaghi to Senior Vice President and Chief Technology Officer.
•	Released GenomeStudio Software, a program that enables the correlation of biological variation across multiple applications for the analysis of both microarray and sequencing data. GenomeStudio Software also allows researchers to integrate with third-party software providers for advanced downstream analysis.
•	Launched mRNA-Seq, a new product for full-length, complementary DNA (cDNA) sequencing on the Genome Analyzer. mRNA-Seq enables researchers to obtain a more in-depth, comprehensive view of the transcriptome, revealing aspects

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previously unseen using array-based or expression sequence tag (EST) technologies.
•	Completed an 8.05 million share secondary offering on August 12, 2008 resulting in net cash proceeds to the Company in the amount of $342.6 million.
•	Completed a two-for-one stock split which became effective after the close of market on September 22, 2008.
•	Promoted Jorge Velarde, Jr. to the position of Vice President of Business Development.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes non-cash charges associated with the write-off of in-process research and development, stock compensation expense, the write-off of manufacturing equipment, amortization expense related to intangible assets, the accrual of contingent compensation related to Avantome acquisition and the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
We expect revenue for 2008 between $564 and $568 million, representing year-over-year growth between 54% and 55%. This represents an increase of $11 million from the midpoint of our previous guidance. We expect our gross margin percentage to be in the mid 60s. We expect earnings per fully diluted share between $0.84 and $0.87.
For the fourth quarter of 2008, we expect revenues between $152 and $156 million. We expect gross margin percentage to exceed 65.5%. We expect earnings per fully diluted share of $0.22 to $0.24.
We expect the full year pro forma tax rate to be approximately 36%.
The Company expects full year weighted average diluted shares outstanding for the measurement of pro forma amounts to be approximately 130 million.

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Quarterly Conference Call Information
The conference call will begin at 2:30pm Pacific Time (5:30pm Eastern Time) on Tuesday, October 21, 2008. Interested parties may listen to the call by dialing 866-271-0675 (passcode: 79962401), or if outside North America, by dialing +617-213-8892 (passcode: 79962401). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 4:30pm Pacific Time (7:30pm Eastern Time) on October 21, 2008 through October 28, 2008 by dialing 888-286-8010, or if outside North America, by dialing +617-801-6888 (passcode: 71427514).
About Illumina
Illumina is a leading developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company reported non-GAAP results for diluted net income per share, net income, gross margins, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

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The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, a charge for the impairment of manufacturing equipment, the amortization of intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, acquired in-process research and development expense related to the Company’s acquisitions of Avantome, Inc. in August 2008 and Solexa, Inc. in January 2007 and compensation expense related to contingent consideration due to stockholders of Avantome, Inc. Per share amounts exclude the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are Illumina’s ability (i) to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) to manufacture robust instrumentation and reagents technology, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
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CONTACT:

Investors:	Peter J. Fromen Sr. Director, Investor Relations 1.858.202.4507 pfromen@illumina.com	Media:	Maurissa Bornstein Public Relations Manager 858.332.4055 mbornstein@illumina.com

Confidential	Page 6	10/20/2008
Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 28,	December 30,
	2008	2007(1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$355,219	$174,941
Short-term investments	294,428	211,141
Accounts receivable, net	124,161	83,119
Inventory, net	72,953	53,980
Current portion of deferred tax assets	20,041	26,934
Prepaid expenses and other current assets	8,424	12,640

Total current assets	875,226	562,755

Property and equipment, net	82,198	46,274
Long-term investments	51,567	—
Goodwill	228,734	228,734
Intangible assets, net	50,299	58,116
Long-term deferred tax assets	61,364	80,245
Other assets, net	11,934	11,608

Total assets	$1,361,322	$987,732

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$31,035	$24,311
Litigation settlements payable	—	90,536
Accrued liabilities	60,185	50,852
Current portion of long-term debt	400,127	16

Total current liabilities	491,347	165,715

Long-term debt	460	400,000
Other long-term liabilities	16,522	10,339
Stockholders’ equity	852,993	411,678

Total liabilities and stockholders’ equity	$1,361,322	$987,732

(1)	The condensed consolidated balance sheet as of December 30, 2007 has been derived from the audited financial statements as of that date.

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Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Revenue:
Product	$140,319	$90,021	$379,554	$225,583
Service and other	9,941	7,489	32,744	28,611

Total revenue	150,260	97,510	412,298	254,194

Costs and expenses:

Cost of product revenue (a)	51,088	34,582	140,761	83,436
Cost of service and other revenue (a)	3,342	2,496	10,209	8,903
Research and development (a)	27,567	19,753	71,625	53,893
Selling, general and administrative (a)	39,365	24,307	108,808	71,237
Impairment of manufacturing equipment	—	—	4,069	—
Amortization of intangible assets	2,702	662	7,785	1,767
Acquired in-process research and development	24,660	—	24,660	303,400

Total costs and expenses	148,724	81,800	367,917	522,636

Income (loss) from operations	1,536	15,710	44,381	(268,442)
Interest and other income, net	2,446	3,978	6,856	9,043

Income (loss) before income taxes	3,982	19,688	51,237	(259,399)
Provision for income taxes	11,270	5,185	29,699	14,912

Net income (loss)	$(7,288)	$14,503	$21,538	$(274,311)

Net income (loss) per basic share (b)	$(0.06)	$0.13	$0.19	$(2.55)

Net income (loss) per diluted share (b)	$(0.06)	$0.12	$0.16	$(2.55)

Shares used in calculating basic net income (loss) per share (b)	119,733	108,636	114,991	107,694

Shares used in calculating diluted net income (loss) per share (b)	119,733	118,790	134,375	107,694

(a)	Includes total share-based compensation expense for employee stock options and stock purchases:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Cost of product revenue	$1,093	$1,059	$3,734	$2,901
Cost of service and other revenue	109	60	288	197
Research and development	3,535	2,607	10,289	7,035
Selling, general and administrative	8,003	4,942	21,559	13,998

Share based compensation expense before taxes	$12,740	$8,668	$35,870	$24,131

(b)	Adjusted to reflect a two-for-one stock split effective September 22, 2008.

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Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Net cash provided by operating activities	$27,298	$5,316	$1,765	$44,441
Net cash used in investing activities	(164,520)	(32,144)	(210,027)	(136,068)
Net cash provided by financing activities	356,936	10,433	387,086	117,848
Effect of foreign currency translation on cash and cash equivalents	2,537	(615)	1,454	(500)

Increase (decrease) in cash and cash equivalents	222,251	(17,010)	180,278	25,721
Cash and cash equivalents, beginning of period	132,968	81,117	174,941	38,386

Cash and cash equivalents, end of period	$355,219	$64,107	$355,219	$64,107

Calculation of Free Cash Flow (a):
Net cash provided by operating activities	$27,298	$5,316	$1,765	$44,441
Purchases of property and equipment	(15,316)	(5,332)	(45,139)	(15,257)
Cash paid for intangible assets	—	(85)	—	(85)

Free cash flow	$11,982	$(101)	$(43,374)	$29,099

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment and cash paid for intangible assets. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

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Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
GAAP net income (loss) per share — diluted	$(0.06)	$0.12	$0.16	$(2.55)
Pro forma impact on weighted average shares	0.01	—	0.01	0.20
Adjustment to net income (loss), as detailed below	0.27	0.05	0.46	2.77

Non-GAAP net income per share — diluted (a), (b)	$0.22	$0.17	$0.63	$0.42

Shares used in calculating non-GAAP diluted net income per share (b)	133,046	118,790	125,218	116,984

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:
GAAP net income (loss)	$(7,288)	$14,503	$21,538	$(274,311)
Non-cash stock compensation expense	12,740	8,668	35,870	24,131
Impairment of manufacturing equipment	—	—	4,069	—
Amortization of intangible assets	2,702	662	7,785	1,767
Amortization of inventory revaluation costs	—	—	—	942

Acquired in-process research and development expense	24,660	—	24,660	303,400
Compensation expense (c)	614	—	614	—
Pro forma tax expense (d)	(4,787)	(3,931)	(15,962)	(6,460)

Non-GAAP net income (a)	$28,641	$19,902	$78,574	$49,469

(a)	Non-GAAP net income per share and net income exclude the effect of the non-cash stock compensation expense, a non-cash charge for the impairment of manufacturing equipment, the amortization of intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, acquired in-process research and development expense related to the Company’s acquisitions of Avantome, Inc. in August 2008 and Solexa, Inc. in January 2007 and compensation expense. Non-GAAP diluted net income per share and net income is a key driver of the Company’s core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(b)	Adjusted to reflect a two-for-one stock split effective September 22, 2008.

(c)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for postcombination services for a three year period contingent upon the primary stockholders’ continued employment.

(d)	Pro forma tax expense is higher than GAAP tax expense primarily because of the non-cash stock compensation expense and the acquired in-process research and development expense related to the Company’s acquisitions of Avantome, Inc. in August 2008 and Solexa, Inc. in January 2007, which are excluded for pro forma purposes.

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Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
GAAP gross margin (a)	62.0%	61.3%	60.5%	63.0%
Impairment of manufacturing equipment	—	—	1.0%	—
Amortization of intangible assets	1.8%	0.7%	1.9%	0.7%
Amortization of inventory revaluation costs	—	—	—	0.3%
Non-cash stock compensation expense	0.8%	1.1%	1.0%	1.2%

Non-GAAP gross margin (b)	64.6%	63.1%	64.4%	65.2%

(a)	In Q4 2007, the Company began to classify research revenue as part of services and other revenue. This reclassification is also reflected in the prior periods shown in the table above.

(b)	Non-GAAP gross margin excludes the effect of the impairment of manufacturing equipment, amortization of intangible assets, amortization of inventory revaluation costs and non-cash stock compensation expense. Management regards non-GAAP gross margin as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

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Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary

The financial guidance provided below is an estimate based on information available as of October 21, 2008. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 30, 2007 and the Company’s Form 10-Q for the quarters ended March 30, 2008 and June 29, 2008 and the Company’s Form 10-Q for the quarter ended September 28, 2008 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Fiscal Year 2008 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments (b)	Non-GAAP
Revenue	$564 – 568 million		$564 – 568 million

Diluted net income per share (a)	$0.30 – 0.33	$0.54	$0.84 – 0.87

	Q4 2008 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments (b)	Non-GAAP
Revenue	$152 – 156 million		$152 – 156 million

Diluted net income per share (a)	$0.12 – 0.14	$0.10	$0.22 – 0.24

(a)	Per share amounts have been adjusted to reflect the two-for-one stock split effective September 22, 2008. These amounts exclude the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay.

(b)	The non-GAAP adjustments reflect the estimated impact on diluted net income per share for Q4 2008 and fiscal year 2008 from the non-cash stock compensation expense, impairment of manufacturing equipment, amortization of intangible assets, acquired in-process research and development expense and compensation expense for the contingent consideration due to stockholders of Avantome, Inc., net of tax impact.